Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of our report dated April 9, 2010 relating to the consolidated financial statements of Naturally Advanced Technologies, Inc. that are included in the Company's annual report on Form 10-K for the year ended December 31, 2009, which is incorporated by reference in the Company's Form S-8 Registration Statement filed with the United States Securities and Exchange Commission on October 10, 2008.

"DMCL"

Dale Matheson Carr-Hilton LaBonte LLP
Chartered Accountants

Vancouver, Canada
April 12, 2010